UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

Fulgent Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37894	81-2621304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4978 Santa Anita Avenue Temple City, California	91780
(Address of principal executive offices)	(Zip Code)

(626) 350-0537

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	FLGT	The Nasdaq Stock Market (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.        Entry into a Material Definitive Agreement.

On February 1, 2021, Fulgent Therapeutics, LLC, a subsidiary of Fulgent Genetics, Inc. (the “Company”), amended its existing office lease agreement for the Company’s headquarters at 4978 Santa Anita Avenue, Temple City, California 91780 (the “Lease Amendment”). Under the terms of the Lease Amendment, the term of the lease was extended from January 31, 2021 to January 31, 2023 (the “Extended Term”). The Company’s monthly rent payments will be $23,585.00 for the duration of the Extended Term. The Company will also be required to pay for utilities, upkeep and maintenance applicable to the leased premises.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fulgent Genetics, Inc.

Date: February 5, 2021	By:	/s/ Paul Kim
Name: Paul Kim
Title: Chief Financial Officer